UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.02.	Results of Operations and Financial Condition

LBI Media, Inc. (“LBI Media”), a California corporation and wholly owned subsidiary of LBI Media Holdings, Inc. (the “Parent”), issued a press release on March 7, 2011. The press release announced its financial results for the three and twelve months ended December 31, 2010. A copy of this press release is filed as Exhibit 99.1 and is hereby incorporated by reference in its entirety. The information in this Form 8-K and the exhibit attached hereto is being furnished (not filed) under Item 2.02 of Form 8-K.

In the press release, LBI Media used the term “Adjusted EBITDA.” Adjusted EBITDA consists of net income or loss less discontinued operations, net of income taxes, plus income tax expense or benefit, gain or loss on sale and disposal of property and equipment, net interest expense, interest rate swap expense or income, impairment of broadcast licenses and long-lived assets, depreciation and amortization, stock-based compensation expense, impairment of equity method investment and equity in gain or loss of equity method investment. The term, as defined by LBI Media, may not be comparable to a similarly titled measure employed by other companies and is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

The management of LBI Media considers the measure an important indicator of its financial performance, as it eliminates the effects of the company’s discontinued operations, certain non-cash items and the company’s capital structure. Additionally, it provides useful information to investors regarding its financial condition and results of operations and its historical ability to service debt. The measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with GAAP, such as cash flows from operating activities, operating income or loss and net income or loss.

LBI Media believes Adjusted EBITDA is useful to an investor in evaluating its financial performance because:

•

it is widely used in the broadcasting industry to measure a company’s financial performance without regard to items such as net interest expense, depreciation and amortization, and impairment of broadcast licenses and long-lived assets, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired.

•

it gives investors another measure to evaluate and compare the results of LBI Media’s operations from period to period by removing the impact of its discontinued operations, capital structure (such as net interest expense and net interest rate swap expense), asset base (such as depreciation and amortization and impairment of broadcast licenses) and actions that do not affect liquidity (such as stock-based compensation expense) from its operating results; and

•

it helps investors identify items that are within the company’s operational control. For example, depreciation and amortization charges, while a component of operating income, are fixed at the time of the asset purchase in accordance with the depreciable lives of the related asset and as such are not a directly controllable period operating charge.

LBI Media’s management uses Adjusted EBITDA:

•

as a measure of operating performance because it assists us in comparing its financial performance on a consistent basis as it removes the impact of its discontinued operations, capital structure, asset base and actions that do not affect liquidity from its operating results;

•	as a measure to assist LBI Media in evaluating and planning its acquisition strategy;

•	in presentations to LBI Media’s board of directors to enable them to have the same consistent measurement basis of financial performance used by management;

•	as a measure for determining LBI Media’s operating budget and its ability to fund working capital; and

•	as a measure for planning and forecasting capital expenditures.

Item 7.01.	Regulation FD Disclosure

On March 7, 2011, LBI Media, Inc. issued a press release announcing its intention to offer, subject to market and other conditions, up to $240,000,000 million aggregate principal amount of senior secured notes due 2019 (the “Notes”) in a private placement to be conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). A copy of this press release is filed as Exhibit 99.2 and is hereby incorporated by reference in its entirety. The information in this Item 7.01 and the exhibit attached hereto is being furnished (not filed) under Item 7.01 of Form 8-K.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements related to LBI Media’s proposed offering of the Notes. These forward-looking statements reflect the Parent’s and LBI Media’s current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. The Parent undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press releases, except as required by law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release of LBI Media, Inc. dated March 7, 2011 (financial results for the three and twelve months ended December 31, 2010).

99.2	Press Release of LBI Media, Inc. dated March 7, 2011 (announcing launch of offering).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on March 7, 2011.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Wisdom Lu
Wisdom Lu
Chief Financial Officer